Pricing Supplement No. 10 Dated October 29, 1996 Filed Pursuant to: Rule
424(b)(3)
(To Prospectus dated February 1, 1996 and                   File No.: 33-65431
Prospectus Supplement dated March 28, 1996)

                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES G



Date of Issue: November 01, 1996    [X]Fixed Rate    [_]Commercial Paper Rate Note  [_]LIBOR Reuters
                                    [X]Senior        [_]Federal Funds Rate Note     [_]LIBOR Telerate
Maturity Date: November 01, 2001    [_]Subordinated  [_]CD Rate Note                [_]Prime Rate Note
                                                     [_]CMT Rate Note               [_]Treasury Rate Note
                                                     [_]LIBOR Note

Principal Amount: $50,000,000

Issue Price (As a Percentage of Principal Amount): 100%

Interest Rate/Initial Interest Rate: 6.50%

Interest Payment Dates: May 1 and November 1 of each year

Interest Reset Dates:  None

Index Maturity:  None

Designated CMT Maturity Index:  None

Spread: None

Spread Multiplier: None

Minimum Interest Rate: None

Maximum Interest Rate: None

Interest Payment Period: None

Interest Rate Reset Period: None

Redemption Date(s) or Period: None

Optional Repayment Date(s): None

Calculation Agent (If Applicable): None


Additional Terms:


This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.